Exhibit 10.2

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Agreement”), dated as of August 9, 2021, among JPMorgan Chase Bank, N.A., as escrow agent, securities intermediary and depository bank, as applicable (in such capacities, the “Escrow Agent”), UMB Bank, National Association, as trustee (the “Trustee”) under the Indenture (as defined herein) and Akumin Escrow Inc., a newly formed Ontario corporation (the “Escrow Issuer”) and wholly owned subsidiary of Akumin Inc. (the “Issuer”) (the Escrow Issuer, together with the Trustee and the Escrow Agent, the “Parties,” each a “Party”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture; provided the Escrow Agent shall not be deemed to have any knowledge of or obligation to ascertain the meaning of any capitalized term not entirely defined herein.

R E C I T A L S

WHEREAS, this Agreement is being entered into in connection with the Indenture, dated as of the date hereof (the “Indenture”), among the Escrow Issuer, the Trustee and the other parties thereto governing the Escrow Issuer’s 7.500% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, the Notes are being issued in connection with the proposed acquisition of Alliance HealthCare Services, Inc. and its subsidiaries (the “Acquisition”) by Akumin Corp., a subsidiary of the Issuer, pursuant to the Share Purchase Agreement, dated as of June 25, 2021 (as in effect on the date hereof, the “Acquisition Agreement”) by and among Thaihot Investment Co., Ltd., Alliance HealthCare Services Inc. and Akumin Corp.;

WHEREAS, upon consummation of the Acquisition, the Escrow Issuer will liquidate into the Issuer and the Issuer, as the successor obligor under the Notes and the Indenture, will assume the obligations of the Escrow Issuer under the Indenture and the Notes, subject to the satisfaction of the Escrow Release Conditions (as defined herein);

WHEREAS, on the date hereof (the “Escrow Funding Date”), the Escrow Issuer will deposit (or cause to be deposited) with the Escrow Agent into the Escrow Accounts (as defined herein), as hereinafter provided, (i) the Proceeds (as defined herein) and (ii) the Initial Interest Deposit (as defined herein);

WHEREAS, as security for its obligations under the Indenture with respect to the Notes, the Escrow Issuer hereby grants to the Trustee a first-priority security interest in and lien on the Escrow Accounts and the Senior Secured Escrowed Property (as defined herein) therein;

WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be held in and disbursed from the Escrow Accounts and released from the security interest and lien described above.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Defined Terms. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

“Acquisition” has the meaning set forth in the recitals.

“Acquisition Agreement” has the meaning set forth in the recitals.

“Additional Interest Deposit” means an amount in cash equal to an amount that, when taken together with the Proceeds, the Initial Interest Deposit and any prior Additional Interest Deposit, is sufficient to fund a Special Mandatory Redemption of the Notes on the applicable Extended Outside Date if a Special Mandatory Redemption were to occur on such Extended Outside Date.

“Aggregate Escrow Deposit” has the meaning set forth in Section 2(a)(iii).

“Authorized Representative” has the meaning set forth in Section 3(f).

“Business Day” shall mean any day, except a Saturday, Sunday or other day on which Escrow Agent located at the notice address set forth below is authorized or required by law to remain closed.

“Cash Account” has the meaning set forth in Section 2(a)(i).

“Collateral” has the meaning set forth in Section 6(a).

“Collateral Documents” has the meaning given to such term in the Indenture.

“Default” has the meaning given to such term in the Indenture.

“Designation of Authorized Representative” has the meaning set forth in Section 3(f).

“Entitlement Holder” shall mean a person identified in the records of Escrow Agent as the person having a Security Entitlement against Escrow Agent as securities intermediary.

“Entitlement Order” shall mean a notification communicated to Escrow Agent in accordance with this Agreement directing transfer or redemption of a Financial Asset in which the Entitlement Holder has a Security Entitlement.

“Escrow Account” has the meaning set forth in Section 2(a)(i).

“Escrow Funding Date” has the meaning set forth in the recitals.

“Escrow Investments” means any of the following securities:

(1)	Treasury Securities;

(2)

investments in time deposit accounts, certificates of deposit and money market deposits (including a JPMorgan Money Market Deposit Account (“MMDA”) or a successor investment offered by the Escrow Agent), in each case maturing no later than the Termination Date, entitled to U.S. federal deposit insurance for the full amount thereof or issued by a bank or trust company (including the Escrow Agent or an affiliate of the Escrow Agent) that is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million;

(3)	investments in commercial paper maturing no later than the Termination Date and having, at the date of acquisition, a credit rating no lower than A-1 from S&P, P-1 from Moody’s, or F-1 from Fitch;

(4)

repurchase obligations maturing no later than the Termination Date entered into with a nationally recognized broker-dealer, with respect to which the purchased securities are obligations issued or guaranteed by the United States government or any agency thereof, which repurchase obligations shall be entered into pursuant to written agreements; and

(5)

money market mutual funds that invest in items (1) through (4) above and are registered with the SEC under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAA by S&P, including such funds for which the Trustee or an affiliate provides investment advice or other services.

“Escrow Issuer” has the meaning set forth in the recitals.

“Escrow Release Conditions” has the meaning set forth in Section 3(b).

“Event of Default” has the meaning given to such term in the Indenture.

“Extended Outside Date” shall mean any date specified in an Extension Notice that is after the Initial Outside Date and on or prior to January 24, 2022.

“Extension Notice” has the meaning assigned to such term in the definition of “Termination Date.”

“Financial Assets” shall mean any securities and other property held in the Securities Account.

“Financing Notes” means the senior notes issued by Akumin Corp. pursuant to the terms of the Series A Notes and Common Share Purchase Agreement (as in effect on the Issue Date).

“First Lien Intercreditor Agreement” has the meaning given to such term in the Indenture.

“Fitch” means Fitch Ratings Ltd.

“Indemnified Person” has the meaning set forth in Section 5.

“Indenture” has the meaning set forth in the recitals.

“Initial Interest Deposit” has the meaning set forth in Section 2(a)(i).

“Initial Outside Date” means October 25, 2021.

“Initial Purchasers” means, with respect to the Initial Notes, Barclays Capital Inc., J.P. Morgan Securities LLC, Raymond James (USA) Ltd., SVB Leerink LLC, PNC Capital Markets LLC and Regions Securities LLC.

“IRS” has the meaning set forth in Section 2(a)(iv).

“Issue Date” means August 9, 2021.

“Lien” means, with respect to any asset, any mortgage, lien, hypothec, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“MMDA” has the meaning set forth in the definition of “Escrow Investments.”

“Moody’s” means Moody’s Investors Service, Inc.

“Notes” has the meaning set forth in the recitals.

“Offering Memorandum” means the confidential offering memorandum, dated as of July 29, 2021, relating to the issuance of the Notes.

“PDF” has the meaning set forth in Section 3(f).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, unlimited liability company, joint venture, association, joint stock company, trust, bank trust company, land trust, business trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity whether legal or not.

“PPSA” means the Personal Property Security Act (Ontario), as such legislation may be amended, renamed or replaced from time to time, and included all regulations from time to time made under such legislation.

“Proceeds” has the meaning set forth in Section 2(a)(i).

“Purchase Agreement” means that certain Purchase Agreement, dated as of July 29, 2021, by and among the Escrow Issuer and Barclays Capital Inc., as representative of the Initial Purchasers.

“Release Request” means a certificate signed by an Authorized Representative of the Escrow Issuer requesting release of the Senior Secured Escrowed Property in the form attached hereto as Annex I certifying as to the matters specified therein.

“S&P” means S&P Global Ratings.

“Secured Parties” means the Trustee and the holders of the Notes.

“Securities Account” has the meaning set forth in Section 2(a)(i).

“Security Entitlement” shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset specified in Part 5 of Article 8 of the UCC or the equivalent under the PPSA, as applicable.

“Senior Secured Escrowed Property” has the meaning set forth in Section 2(a)(iii).

“Series A Notes and Common Share Purchase Agreement” means that certain Series A Notes and Common Share Purchase Agreement, dated June 25, 2021, between Akumin Inc., Akumin Corp. and Stonepeak Magnet Holdings LP (“Stonepeak”).

“Special Mandatory Redemption” has the meaning set forth in Section 3(c).

“Special Mandatory Redemption Date” means a date not later than the Termination Date and as specified in the Special Mandatory Redemption Notice; provided that the Special Mandatory Redemption Date shall not be more than three (3) Business Days from the date of such Special Mandatory Redemption Notice.

“Special Mandatory Redemption Escrow Notice” has the meaning set forth in Section 3(c).

“Special Mandatory Redemption Notice” has the meaning set forth in Section 3(c).

“Special Mandatory Redemption Price” has the meaning set forth in Section 3(c).

“Stonepeak” has the meaning set forth in the definition of “Series A Notes and Common Share Purchase Agreement.”

“Termination Date” means (x) Initial Outside Date or (y) the Extended Outside Date if (i) an Authorized Representative of the Escrow Issuer has delivered, prior to the Termination Date, at least one (1) Business Days’ prior written notice of its request to extend the then-current Termination Date to the Escrow Agent and the Trustee a notice (the “Extension Notice”) that such Termination Date will be extended to the Extended Outside Date set forth in such Extension Notice and (ii) the Escrow Issuer has deposited, or caused to be deposited, with the Escrow Agent into the applicable Escrow Account, in cash or by wire transfer in immediately available funds, the Additional Interest Deposit. For the avoidance of doubt, the Termination Date shall in no event be a date later than January 24, 2022.

“Treasury Securities” means any investment in obligations issued or guaranteed by the United States government or any agency thereof, in each case, maturing no later than the Termination Date.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

2.	Escrow Accounts; Escrow Agent.

(a)	Establishment of Escrow Accounts.

(i)      The Escrow Issuer hereby appoints the Escrow Agent, and the Trustee accepts such appointment of Escrow Agent, as the escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein. Concurrently with the execution and delivery hereof, the Escrow Agent may establish escrow accounts consisting of one or more securities accounts (collectively, the “Securities Account”), separate from one or more demand deposit accounts (collectively, the “Cash Account”), each in the name of Escrow Issuer, entitled “JPM as E/A for UMB Bank, N.A., as Trustee/Akumin Escrow Inc., Escrow Issuer, dated August 9, 2021” (the Securities Account and Cash Account collectively, the “Escrow Accounts”). As provided in the Indenture, on the Escrow Funding Date, Escrow Issuer will deposit, or caused to be deposited, with the Escrow Agent into the Escrow Accounts, as applicable, in cash or by wire transfer in immediately available funds: (i) $375,000,000, representing the gross proceeds from the offering of the Notes (the “Proceeds”) and (ii) $6,015,625 (the “Initial Interest Deposit”), representing an amount that, when taken together with the Proceeds, is sufficient to fund a Special Mandatory Redemption of the Notes on October 25, 2021, if a Special Mandatory Redemption were to occur on such date, and the Escrow Agent shall acknowledge via email to the Parties its receipt of the Proceeds and the Initial Interest Deposit.

(ii)      Concurrently with the delivery of an Extension Notice, the Escrow Issuer shall, deposit, or caused to be deposited, with the Escrow Agent into the applicable Escrow Account, in cash or by wire transfer in immediately available funds, the Additional Interest Deposit required for the applicable Extended Outside Date requested in the applicable Extension Notice. Neither the Escrow Agent nor the Trustee shall be responsible for the accuracy of or for calculating the amounts required to be deposited as Additional Interest Deposits, which calculations shall be the sole responsibility of the Escrow Issuer. The Escrow Agent shall acknowledge via email to the Parties its receipt of each Additional Interest Deposit.

(iii)      The Escrow Agent shall accept the Proceeds, the Initial Interest Deposit and each Additional Interest Deposit (collectively, the “Aggregate Escrow Deposit”) and shall hold such funds and the proceeds thereof in the Escrow Accounts to be invested in Escrow Investments. All amounts in the Escrow Accounts, including any interest on, and dividends, distributions and other payments or proceeds in respect of, the Aggregate Escrow Deposit, less any amounts released pursuant to the terms of this Agreement, shall constitute the “Senior Secured Escrowed Property.” The Escrow Agent is hereby directed by the Escrow Issuer to hold the Senior Secured Escrowed Property in one or more of the Escrow Accounts and invest and reinvest the Senior Secured Escrowed Property and the proceeds thereof in MMDA or a successor investment (in each case that are Escrow Investments) offered by the Escrow Agent, and this authorization is a permanent investment direction; provided that the investments in the MMDA shall be credited to the applicable Escrow Account. Escrow Investments have rates of interest or compensation that may vary from time to time as determined by the Escrow Agent. Until termination of this Agreement, the Trustee shall be the Entitlement Holder and customer of the Escrow Agent with respect to the Securities Account. The Escrow Issuer will not have any access to the Securities Account nor the Financial Assets nor any other property credited thereto, except as expressly provided in this Agreement. All Senior Secured Escrowed Property shall be held in the appropriate Escrow Accounts until disbursed in accordance with the terms hereof; provided that no cash or cash investments will be held in the Securities Account and no Financial Assets will be held in the Cash Accounts. The Escrow Accounts and all property credited thereto, including the Senior Secured Escrowed Property shall be under the control (within the meaning of Sections 9-104 and 9-106 of the UCC or the PPSA, as applicable) of the Trustee for the benefit of the Secured Parties.

(iv)      The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Senior Secured Escrowed Property. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of an Authorized Representative of the Escrow Issuer to give the Escrow Agent instructions to invest or reinvest the Senior Secured Escrowed Property. The Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Accounts or the purchase, sale, retention or other disposition of any investment described herein, and each Party acknowledges that it was not offered any investment, tax or accounting advice or recommendation by the Escrow Agent with regard to any investment and has made an independent assessment of the suitability for its own purposes of any investment hereunder. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. All interest or other income earned under this Agreement shall be allocated to the Escrow Issuer as the owner of the Escrow Accounts and reported, by the Escrow Agent to the Internal Revenue Service (“IRS”), or any other taxing authority, on IRS Form 1099 or 1042-S (or other appropriate or successor form) as income earned from the Aggregate Escrow Deposit by the Escrow Issuer whether or not said income has been distributed during such year. The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transactions, whether or not related to this Agreement, that occur outside the Escrow Funding Date (other than with respect to income earned from the Aggregate Escrow Deposit by the Escrow Issuer in accordance with the previous sentence). The Escrow Issuer shall provide the Escrow Agent with a properly executed IRS Form W-9 or W-8 and such other forms and documents that the Escrow Agent may reasonably request from an account owner. The Escrow Issuer understands that if the appropriate IRS Forms W-9 or W-8 and such other forms and documents that the Escrow Agent may reasonably request are not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and by other applicable law, to withhold a portion of any interest or other income earned on the investment of the Senior Secured Escrowed Property. The Parties hereby represent to Escrow Agent that no other tax withholding or information reporting of any kind is required by Escrow Agent.

(b)	Escrow Agent Compensation; Expense Reimbursement.

(i)      The Escrow Issuer shall pay, or cause to be paid, to the Escrow Agent for services to be performed by it under this Agreement in accordance with the Escrow Agent’s fee schedule attached hereto as Schedule II. The Escrow Agent shall be paid any compensation owed to it directly by the Escrow Issuer (or the Escrow Issuer shall cause such compensation to be paid to the Escrow Agent other than from the Senior Secured Escrowed Property) and shall not disburse from the Escrow Accounts any such amounts, nor shall the Escrow Agent have any interest in the Escrow Accounts with respect to such amounts. The provisions of this clause (b)(i) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent. The Escrow Issuer further agrees to and Trustee acknowledges the disclosures and agreements set forth in Schedule II, and Trustee acknowledges that such disclosures and agreements are binding on the Parties in connection with this Agreement.

(ii)      The Escrow Issuer shall reimburse (or cause to be reimbursed) the Escrow Agent upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable and documented out-of-pocket expenses and disbursements of its counsel (limited to one outside counsel and one counsel in each relevant jurisdiction). The Escrow Agent shall be paid any such expenses owed to it directly by the Escrow Issuer (or the Escrow Issuer shall cause such expenses to be paid to the Escrow Agent other than from the Senior Secured Escrowed Property) and shall not disburse from any Escrow Accounts any such amounts, nor shall the Escrow Agent have any interest in the Escrow Accounts with respect to such amounts. The provisions of this clause (b)(ii) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(c)      Substitution of Escrow Agent. The Escrow Agent (x) may resign by giving no less than thirty (30) days’ prior written notice to the Escrow Issuer and the Trustee or (y) may be removed, with or without cause, by the Trustee and Escrow Issuer at any time after giving not less than thirty (30) days’ prior joint written notice to the Escrow Agent. Each such resignation or removal under clause (x) or clause (y) hereof shall take effect upon the later to occur of (i) delivery of all Senior Secured Escrowed Property maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent’s possession relating to such funds, or this Agreement that are necessary to perform obligations under this Agreement, in each case to a successor escrow agent mutually approved by the Escrow Issuer and the Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) the Escrow Issuer, the Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable in any material respect to the interests of the Trustee than this Agreement. The Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except to the limited extent set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within thirty (30) days after delivery of such notice of resignation or removal, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

3.      Release of Senior Secured Escrowed Property. The Escrow Agent is hereby directed to hold and distribute the Senior Secured Escrowed Property in the following manner:

(a)      The Escrow Agent will release the Senior Secured Escrowed Property in the cases specifically provided for in this Section 3.

(b)      (i) Upon the satisfaction of all conditions described in the Release Request (collectively, the “Escrow Release Conditions”) on or prior to the Termination Date (other than those that are to be satisfied substantially concurrently with the release of the Senior Secured Escrowed Property), an Authorized Representative of the Escrow Issuer will promptly deliver the Release Request to the Escrow Agent with a copy to the Trustee, executed by an Authorized Representative of the Escrow Issuer confirming that all of such conditions have been satisfied or waived or will be satisfied or waived substantially concurrently with the release of the Senior Secured Escrowed Property.

(ii)      Promptly upon receipt of the Release Request (and in any event within two (2) Business Days following the receipt of such Release Request), the Escrow Agent shall liquidate all investments and, on the date specified in the applicable Release Request, shall release any and all Senior Secured Escrowed Property, together with interest or other income or proceeds with respect to such Senior Secured Escrowed Property that became part of the Senior Secured Escrowed Property pursuant to Section 2(a)(iii) hereof, to the Escrow Issuer, by wire transfer of immediately available funds in accordance with the wire instructions provided to the Escrow Agent as set forth in Section 3(g) hereof, unless otherwise indicated in writing in the Release Request, in which case the Escrow Agent shall release such Senior Secured Escrowed Property to the persons, and in accordance with the wire instructions as indicated therein.

(c)      If (i) the Acquisition is not consummated on or prior to the Termination Date, (ii) at any time prior to the Termination Date, the Escrow Release Conditions are deemed by the Escrow Issuer to be incapable of being satisfied on or prior to the Termination Date or (iii) at any time prior to the Termination Date, the Acquisition Agreement is terminated (each, a “Mandatory Redemption Event”), then the Escrow Issuer shall send (at its own expense) a notice of Special Mandatory Redemption in the form specified in Annex II (the “Special Mandatory Redemption Notice”) to the Trustee and the Escrow Agent within three (3) Business Days of such Mandatory Redemption Event. Such Special Mandatory Redemption Notice shall be executed by an Authorized Representative of the Escrow Issuer and shall be in the form attached hereto as Annex II, stating the Special Mandatory Redemption Date (which date may not be any later than (x) the Termination Date and (y) the date that is three (3) Business Days from the date of such notice) and the Special Mandatory Redemption Price and instructing the Escrow Agent to release the Senior Secured Escrowed Property pursuant to the terms hereof (a “Special Mandatory Redemption Escrow Notice”). Escrow Issuer will deliver the Special Mandatory Redemption Escrow Notice at least one (1) Business Day prior to the Special Mandatory Redemption Date. Concurrently with the delivery of the Special Mandatory Redemption Notice, the Escrow Issuer will instruct the Trustee to, at the Escrow Issuer’s expense, mail (by first-class mail to each holder’s registered address or otherwise in accordance with the procedures of DTC) the Special Mandatory Redemption Notice, which will state that a Special Mandatory Redemption will occur on the Termination Date (in the case of a Mandatory Redemption Event, pursuant to clause (i) of the definition thereof) or the date specified in the Special Mandatory Redemption Notice (in the case of a Mandatory Redemption Event, pursuant to clause (ii) or (iii) of the definition thereof). Within three (3) Business Days after the Trustee’s mailing of such notice of a Mandatory Redemption Event, the Escrow Issuer will consummate the Special Mandatory Redemption. The Notes will be redeemed (the “Special Mandatory Redemption”) on the Special Mandatory Redemption Date in cash at a redemption price equal to 100.0% of the initial issue price of the Notes, plus accrued and unpaid interest, if any, from the Issue Date up to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). If the Escrow Agent receives a Special Mandatory Redemption Escrow Notice, the Escrow Agent will liquidate all Senior Secured Escrowed Property then held by it not later than the last

Business Day prior to the Special Mandatory Redemption Date. On the Business Day prior to the Special Mandatory Redemption Date, the Escrow Agent shall release all of the Senior Secured Escrowed Property then held by it on such date as follows:

(i)      first, to the Trustee, in an amount equal to the Special Mandatory Redemption Price by wire transfer of immediately available funds in accordance with the Special Mandatory Redemption Price set forth in such Special Mandatory Redemption Escrow Notice and wire instructions provided to the Escrow Agent as set forth in Section 3(g) hereof, to be held by the Trustee in a separate and irrevocable trust account, in custody of the Trustee, as trust funds for the benefit of the registered holders of the Notes to effectuate the Special Mandatory Redemption, with such Senior Secured Escrowed Property applied by the Trustee to pay the Special Mandatory Redemption Price; and

(ii)      second, to the Escrow Issuer, any Senior Secured Escrowed Property remaining following the distributions set forth in clause (c)(i) above, by wire transfer of immediately available funds in accordance with the wire instructions provided to the Escrow Agent as set forth in Section 3(g) hereof.

(d)      [Reserved]; and

(e)      [Reserved].

(f)      Notwithstanding anything to the contrary set forth in Section 9 hereof, any Release Request, Special Mandatory Redemption Escrow Notice, Entitlement Order or other notice related to the transfer or distribution of the Senior Secured Escrowed Property, must be in writing executed by the Escrow Issuer and/or the Trustee, as applicable, as evidenced by the signatures of the person or persons signing this Agreement for such Party or one of their designated persons as set forth on the Designation of Authorized Representatives attached hereto as Schedule I-A and Schedule I-B, as applicable (each, a “Designation of Authorized Representative”; each such person, an “Authorized Representative”), and delivered to the Escrow Agent, in each case, only by confirmed facsimile or as a Portable Document Format (“PDF”) attached to an email on a Business Day only at the fax number or email address set forth in Section 9(f) below and in the case of a facsimile, as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number. Each such Release Request, Special Mandatory Redemption Escrow Notice, Entitlement Order or other notice related to the transfer or distribution of the Senior Secured Escrowed Property shall be deemed given and received on the date sent by confirmed facsimile or as a PDF attached to an email on a Business Day; provided any communications received after 5:00 p.m. Chicago time shall be deemed to have been received on the next Business Day. Each Designation of Authorized Representatives shall be signed by the Secretary, any Assistant Secretary or other duly authorized officer of the Escrow Issuer or the Trustee, as applicable. The Escrow Agent shall not be liable to the Escrow Issuer, the Trustee or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Senior Secured Escrowed Property if delivered to any other fax number or email address, including, but not limited to, a valid email address of any employee of the Escrow Agent.

(g)      The Escrow Issuer and the Trustee each acknowledge that the Escrow Agent is authorized to use the funds transfer instructions set forth in clause (g)(ii) below to disburse any funds due to the Trustee, the Escrow Issuer, and/or Barclays Capital Inc., respectively, without a verifying call-back as set forth in Section 3(h) below.

(i)      All cash (including the cash proceeds from liquidation of any Senior Secured Escrowed Property) distributed from the Escrow Accounts to the Escrow Issuer shall be transferred by wire transfer of immediately available funds in accordance with the wire transfer instructions indicated in the Release Request, Special Mandatory Redemption Escrow Notice or otherwise provided by the Escrow Issuer to the Escrow Agent.

(ii)      All cash distributed from the Escrow Accounts to the Trustee will be transferred by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

[Wire transfer instructions redacted.]

Unless otherwise indicated in a Release Request or Special Mandatory Redemption Escrow Notice, (which will require a call-back or email confirmation as required by Section 3(h) below), all cash distributed from the Escrow Account to the Escrow Issuer shall be transferred by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

[Wire transfer instructions redacted.]

All cash distributed from the Escrow Accounts to Barclays Capital Inc. will be transferred by wire transfer of immediately available funds in accordance with the following wire transfer instructions unless otherwise indicated in a Release Request:

[Wire transfer instructions redacted.]

(h)      In the event any other funds transfer instructions are set forth in a permitted instruction from a Party or the Parties (“Standing Instructions”), if specified, in accordance with Section 3, the Escrow Agent is authorized to seek confirmation of such funds transfer instructions by a telephone call-back or email confirmation to one of the applicable Authorized Representatives, and the Escrow Agent may rely and act upon the confirmation of anyone purporting to be that Authorized Representative. Each Party agrees that after such confirmation, Escrow Agent may continue to rely solely upon such Standing Instructions and all identifying information set forth therein for such beneficiary without an additional telephone call-back or email confirmation. Further, it is understood and agreed that if multiple disbursements are provided for under this Agreement pursuant to any Standing Instructions, only the date, amount and/or description of payments may change without requiring a telephone call-back or email confirmation. The persons designated as Authorized Representatives, their respective telephone numbers and/or email address may be changed only pursuant to written instructions executed by an Authorized Representative or other duly authorized officer of the Escrow Issuer or the Trustee, as applicable, which set forth such changes and such written instructions are actually received by the Escrow Agent via facsimile or as a PDF attached to an email. Except as set forth in Section 3(g)(ii) above, no funds will be disbursed until an applicable Authorized Representative is able to confirm such instructions by telephone callback or email confirmation and the Escrow Agent may make further inquiries of such Authorized Representative as it deems necessary. The Escrow Agent, any intermediary bank and the beneficiary’s bank in any funds transfer may rely upon the identifying number of the beneficiary’s bank or any intermediary bank included in a funds transfer instruction provided by such Party or the Parties’ instruction and confirmed by an applicable Authorized Representative. Further, the beneficiary’s bank in the funds transfer instruction may make payment on the basis of the account number provided in such Party’s or Parties’ instruction, and confirmed by an applicable Authorized Representative even though it identifies a person different from the named beneficiary.

(i)      The Parties acknowledge that there are certain security, corruption, transmission error and access availability risks associated with using open networks such as the internet and the Escrow Issuer hereby expressly assumes such risks.

(j)      The Parties acknowledge that the security procedures set forth in this Section 3 are commercially reasonable. Upon delivery of the Senior Secured Escrowed Property in full by the Escrow Agent, this Agreement shall terminate and the related account(s) shall be closed, subject to the provisions of Section 2(b) and Section 5.

(k)      Notwithstanding anything to the contrary contained in this Agreement, in the event that an electronic signature is affixed to an instruction issued hereunder to disburse or transfer funds, such instruction shall be confirmed by a verifying call-back (or email confirmation) to an Authorized Representative.

4.      Limitation of Escrow Agent’s Liability; Responsibilities of Escrow Agent. The Escrow Agent’s responsibility and liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to Escrow Issuer or the Trustee the performance of the Escrow Issuer; (ii) the Escrow Agent shall have no liability to the Escrow Issuer, the Trustee or any other person or entity as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any bad faith, gross negligence or willful misconduct by the Escrow Agent that was the cause of any direct loss to either Party; (iii) the Escrow Issuer shall remain solely responsible for all aspects of the Escrow Issuer’s business and conduct; and (iv) the Escrow Agent shall not be obligated to supervise, inspect or inform the Escrow Issuer or any third party of any matter referred to above. In no event shall the Escrow Agent be liable (i) for relying upon any judicial or administrative order or judgment, upon any opinion of counsel or upon any certification, instruction, notice or other writing delivered to it by the Escrow Issuer or the Trustee in compliance with the provisions of this Agreement, (ii) for acting in accordance with or relying upon any instruction, notice, demand, Entitlement Order, certificate or document believed by it in good faith to be genuine and to have been signed by an Authorized Representative of a specified Party, (iii) for any special, incidental, indirect, consequential, or punitive damages or losses of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action, (iv) for the acts or omissions of its nominees, correspondents, designees, subagents or sub-custodians appointed with due care or (v) for an amount in excess of the value of the Senior Secured Escrowed Property, valued as of the date hereof, plus, if applicable, each Additional Interest Deposit. Except as specifically provided herein, the Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Accounts, including, without limitation, the Senior Secured Escrowed Property, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature and no duties, including, but not limited to, any fiduciary duty, shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement, including, without limitation, the Indenture or any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein, nor shall the Escrow Agent be required to determine if any Party has complied with any other agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of the Escrow Agent. The Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine and to have been signed by an Authorized Representative or presented by the Escrow Issuer and/or Trustee purporting to sign the same. Any notice, document, instruction or request delivered by a Party but not required under this Agreement may be disregarded by the Escrow Agent and returned to the sending Party. The rights and powers granted to the Escrow Agent hereunder are being granted in order to preserve and protect the Trustee’s security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Escrow Agent in connection therewith other than those imposed under applicable law. The Escrow Agent shall exercise the same degree of care in the custody and preservation of the Collateral in its possession as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Escrow Issuer, the Trustee or any other party.

At the expense of the Escrow Issuer, the Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except for any such action taken or omitted in bad faith.

In the event of any ambiguity in the provisions of this Agreement with respect to any Senior Secured Escrowed Property, or instruction, notice or certification delivered hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such Senior Secured Escrowed Property and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either (i) it shall have received an instruction from an Authorized Representative of the Trustee and an Authorized Representative of the Escrow Issuer or (ii) any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing reasonably satisfactory to the Escrow Agent (which such decision shall be binding on all parties hereto).

No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism or war, the failure or malfunction of communication or computer systems, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5.      Indemnity. The Escrow Issuer shall indemnify, hold harmless, pay or reimburse and defend the Escrow Agent and its directors, officers, agents, employees and controlling persons, affiliates and their respective successors and assigns (each, an “Indemnified Person”) from and against any and all losses, penalties, judgments, settlements, litigation, claims, actions, obligations, liabilities and expenses, including reasonable and documented defense costs, reasonable and documented investigative fees and costs, reasonable and documented legal fees (limited to one outside counsel and one counsel in each relevant jurisdiction) and claims for damages, arising out of or in connection with (a) the Escrow Agent’s performance or non-performance, or in connection with the Escrow Agent’s acceptance of appointment as the Escrow Agent under this Agreement, except to the extent that such liability, expense or claim is solely and directly attributable to the bad faith, gross negligence or willful misconduct of any such Indemnified Person (as determined by a judgment of a court of competent jurisdiction) and (b) the Escrow Agent’s following, accepting or acting upon any instructions or directions, whether joint or singular, from the Escrow Issuer and/or Trustee received in accordance with this Agreement. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.

6.      Grant of Security Interest; Instructions to Escrow Agent.

(a)      The Escrow Issuer hereby grants a first-priority security interest in and lien on, and pledges to the Trustee for the benefit of the Secured Parties, all of its right, title and interest in, to the extent applicable, (i) the Escrow Accounts, the Senior Secured Escrowed Property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Accounts, including, without limitation, all funds and Financial Assets held therein, and the MMDA held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2 and (ii) all proceeds (as such term is defined in Section 9-102(a) of the UCC or the PPSA, as applicable) of any of the foregoing (collectively, the “Collateral”), in order to secure the Escrow Issuer’s obligations under the Notes and the Indenture. The Escrow Agent hereby acknowledges the Trustee’s security interest and lien as set forth above. The Escrow Issuer shall take all actions necessary on its part to provide for the continuance of a perfected first-priority security interest in the Collateral in favor of the Trustee in order to secure all Notes. The Escrow Issuer shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Escrow Issuer’s right, title or interest in the Escrow Accounts or any Collateral (other than any such liens or claims imposed by applicable law and the Escrow Agent’s rights in and to the Escrow Accounts and the Collateral therein). It is understood that Escrow Agent has no responsibility with respect to the validity or perfection of the security interest other than to act in accordance with the terms of this Agreement.

(b)      The Escrow Issuer and the Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:

(i)      maintain the Escrow Accounts for the sole and exclusive benefit of the Trustee on its own behalf and on behalf of the Secured Parties to the extent specifically required herein;

(ii)      as promptly as practicable notify the Trustee if the Escrow Agent receives written notice that any person other than the Trustee has or purports to have a lien or security interest upon any portion of the Collateral; and

(iii)     transfer the Collateral to the Trustee and/or Escrow Issuer (or as directed by the Trustee and/or the Escrow Issuer) to the extent required by Section 3(b), Section 3(c), Section 3(d) or Section 3(e).

The lien and security interest provided for in this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee shall have no security interest in, any funds disbursed by the Escrow Agent to the Escrow Issuer pursuant to Section 3(b), Section 3(c), Section 3(d) or Section 3(e). The Escrow Agent shall not have any right to receive compensation from the Trustee and shall have no authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

(c)      The Escrow Issuer will execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee’s security interest in and to the Collateral, to protect the Collateral against the rights, claims or interests of third persons or to effect the purposes of this Agreement, file or to cause to be filed one or more UCC or PPSA financing statements, financing change statements and continuation statements in such jurisdictions and filing offices and containing such description of collateral as are reasonably necessary or advisable in order to perfect the security interest granted herein. The Escrow Issuer shall pay (or cause to be paid) all reasonable and documented out-of-pocket costs incurred in connection with any of the foregoing, it being understood that the Trustee shall have no duty to determine whether to file or record any document or instrument relating to Collateral. Neither the Trustee nor the Escrow Agent shall have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder.

(d)      The Escrow Issuer hereby appoints the Trustee as attorney-in-fact with full power of substitution to do any act that the Escrow Issuer is obligated under this Section 6 to do, and the Trustee may, but shall not be obligated to, upon the occurrence and during the continuation of an Event of Default, exercise under this Section 6 such rights as the Escrow Issuer might exercise with respect to the Collateral and take any action in the Escrow Issuer’s name to protect the Trustee’s security interest hereunder.

(e)      The Escrow Agent represents that the Escrow Agent is a “depository bank” and that the Cash Account is a “deposit account” and the Escrow Agent is a “securities intermediary” only for the Securities Account which is a “securities account” (as each such term is defined in the UCC). Subject to the terms of this Agreement, the Escrow Accounts shall be under the exclusive control of the Trustee. If at any time Escrow Agent shall receive any instructions or Entitlement Orders from the Trustee directing the disposition of funds or financial assets in the Escrow Accounts (including the MMDA) or otherwise related to the Escrow Accounts, the Escrow Agent shall comply with any such instructions or Entitlement Orders without further consent by the Escrow Issuer or any other person and, except as provided herein, Escrow Issuer shall not have any right to give instructions related to the Escrow Accounts to Escrow Agent. The Trustee agrees that it shall not issue any such instruction or Entitlement Order except as permitted by the terms of this Agreement and the Indenture. The Escrow Issuer represents that its legal name is that set forth on the signature pages hereof and it is validly existing as a corporation organized under the laws of Ontario and is not organized under the laws of any other jurisdiction. During the term of this Agreement, the Escrow Issuer will not change its legal name, identity or organizational type, jurisdiction of organization or location of the chief executive office without giving the Trustee and Escrow Agent prompt written notice and within thirty (30) days it shall have taken all actions reasonably necessary to maintain the perfection and priority of the security interest granted hereunder, if applicable.

(f)      The Escrow Issuer hereby confirms that the security interest granted pursuant to this Agreement has been validly created and arrangements established under this Section 6 constitute “control” (within the meanings of the PPSA and Sections 9-104 and 9-106 of the UCC) by the Trustee of the Escrow Accounts and the Senior Secured Escrowed Property credited thereto. The Escrow Agent and the Escrow Issuer have not entered and will not enter into any other agreement with respect to control of the Escrow Accounts or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Trustee with respect to the Escrow Accounts as set forth in this Section 6. In the event of any conflict with respect to control over the Escrow Accounts between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(g)      The Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Accounts or any funds or Financial Assets therein or credited thereto that it now has or subsequently obtains shall be subordinate to the security interest of the Trustee in the Escrow Accounts and the funds or Financial Assets therein or credited thereto. The Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Accounts or to assert against the Escrow Accounts any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Accounts or any funds or Financial Assets therein or credited thereto. The Escrow Agent hereby agrees that it shall not change the name or account number of any of the Escrow Accounts without the prior written consent of the Trustee.

(h)      As solely between the Escrow Issuer and Trustee, the Escrow Issuer confirms that value has been given by the Secured Parties to the Escrow Issuer, that the Escrow Issuer has rights in its Collateral existing at the date of this Agreement, and that the Escrow Issuer and the Trustee have not agreed to postpone the time for attachment of the security interests to any of the Collateral of the Escrow Issuer. As solely between the Escrow Issuer and Trustee, the security interests with respect to the Collateral of the Escrow Issuer created by this Agreement shall have effect and be deemed to be effective whether or not the Escrow Issuer’s obligations under the Notes and the Indenture or any part thereof are owing or in existence before or after or upon the date of this Agreement. As solely between the Escrow Issuer and Trustee, neither the execution and delivery of this Agreement nor the provision of any financial accommodation by any Secured Party shall oblige any Secured Party to make any financial accommodation or further financial accommodation available to the Escrow Issuer or any other Person.

7.      Termination; Survival. This Agreement and the security interest in the Senior Secured Escrowed Property evidenced by this Agreement shall terminate automatically and be of no further force or effect and the Escrow Accounts shall be closed upon the distribution of all Senior Secured Escrowed Property in accordance with Section 3 hereof; provided, however, that the obligations of the Escrow Issuer under Section 2(b) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent. All representations, warranties and covenants of the Escrow Issuer contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

8.      Security Interest Absolute. All rights of the Trustee for its own benefit and the benefit of the holders of the Notes and security interests hereunder, and all obligations of the Escrow Issuer hereunder, shall be absolute and unconditional irrespective of:

(a)      any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

(b)      any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations under the Notes and the Indenture, or any other amendment or waiver of or any consent to any departure from the Indenture;

(c)      any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the obligations under the Notes and the Indenture; or

(d)      to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Escrow Issuer in respect of the Notes and the Indenture or of this Agreement.

9.	Miscellaneous.

(a)      Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

(b)      Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the Parties’ intent.

(c)      Assignment. This Agreement is personal to the parties hereto, and the rights and duties of the Escrow Issuer hereunder shall not be assignable except with the prior written consent of the Trustee and Escrow Agent and any assignment in violation of this Agreement shall be ineffective and void. Similarly, the rights and duties of the Trustee hereunder shall not be assignable except with the prior written consent of the Escrow Issuer and Escrow Agent and except to a successor trustee in accordance with the Indenture. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns. Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act or consent of the Parties.

(d)      Benefit. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the Parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

(e)      Entire Agreement; Amendments. This Agreement and the Indenture contain the entire agreement among the Parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. The provisions of this Agreement may be waived, altered, amended or supplemented only by a writing signed by Escrow Agent, Trustee and Escrow Issuer. As solely between the Escrow Issuer and Trustee, no provisions of this Agreement (including, without limitation, those relating to the release of the Senior Secured Escrowed Property) may be waived or modified in any manner materially adverse to the holders of the Notes (as determined in good faith by the Escrow Issuer) without the written consent of the holders of a majority in principal amount of the Notes outstanding and must otherwise be amended in accordance with the terms of the Indenture. Neither the Escrow Agent nor the Trustee shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Escrow Agent or the Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Escrow Agent or the Trustee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(f)      Notices. Except as otherwise required by Section 3(f) above, all notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received (i) on the day of delivery; (ii) three (3) Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (iii) when transmitted by telecopy to the telecopy number set forth below (as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number); (iv) when transmitted by email to the email address set forth below; or (v) one (1) Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

To the Escrow Agent:

JPMorgan Chase Bank, N.A.

10 S Dearborn St, MC IL1-0113

Chicago, IL 60603

Attention: Anna Vacca

Fax No. [redacted - personal information]

Email: [redacted - personal information]

To the Trustee:

UMB Bank, National Association

100 William Street, Suite 1850

New York, NY 10038

Attention: Corporate Trust

Telephone: [redacted - personal information]

Email: [redacted - personal information]

To the Escrow Issuer:

Akumin Escrow Inc.

c/o Akumin Inc.

8300 W Sunrise Blvd

Attention: Riadh Zine / Matthew Cameron

Telephone: [redacted - personal information]

Facsimile: [redacted - personal information]

Email: [redacted - personal information]

With a copy to (which shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention: Ian Schuman

Telephone: (212) 906-1894

Facsimile: (212) 751-4864

Email: ian.schuman@lw.com

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section 9(f). Notwithstanding the foregoing, notices and other communications to the Trustee or the Escrow Agent pursuant to clauses (ii) and (iv) of this Section 9(f) shall not be deemed duly given and received until actually received by the Trustee or the Escrow Agent, as applicable, at its address set forth above. Any communication sent to Trustee must be in the form of a document that is signed manually or by way of a digital signature provided by a digital signature provider specified in writing to Trustee by an authorized officer of the Escrow Issuer. The Escrow Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including, without limitation, the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(g)      Counterparts. This Agreement and any joint instructions may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by “.pdf” electronic transmission shall be effective as delivery of a manually signed counterpart. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

(h)      Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

(i)      Choice of Law; Submission to Jurisdiction. THE EXISTENCE, VALIDITY, CONSTRUCTION, OPERATION AND EFFECT OF ANY AND ALL TERMS AND PROVISIONS OF THIS AGREEMENT AND THE ESCROW ACCOUNTS, INCLUDING THE ISSUES SPECIFIED IN ARTICLE 2 OF THE HAGUE CONVENTION ON THE LAW APPLICABLE TO CERTAIN RIGHTS IN RESPECT OF SECURITIES HELD WITH AN INTERMEDIARY (THE “HAGUE SECURITIES CONVENTION”) SHALL BE DETERMINED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT JURISDICTION OVER SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT MAY BE EXERCISED BY A COMPETENT COURT OF THE CITY AND STATE OF NEW YORK, OR BY A COMPETENT UNITED STATES COURT, SITTING IN NEW YORK CITY. THE ESCROW ISSUER, THE TRUSTEE AND THE ESCROW AGENT HEREBY SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURTS. FOR PURPOSES OF THE UCC, THE ESCROW AGENT’S JURISDICTION (WITHIN THE MEANING OF SECTIONS 9-305 AND 8-110 OF THE UCC) AND ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION SHALL BE THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A TRIAL BY JURY AND TO ASSERT COUNTERCLAIMS OTHER THAN MANDATORY COUNTERCLAIMS IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT. EACH OF THE

ESCROW ISSUER, TRUSTEE AND ESCROW AGENT HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE SHALL BE DEEMED COMPLETED TEN (10) CALENDAR DAYS AFTER THE SAME IS SO MAILED.

(j)      Representations and Warranties of the Escrow Issuer. The Escrow Issuer hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as the enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by the Escrow Issuer does not violate any material applicable law or regulation to which the Escrow Issuer is subject and does not require the consent of any governmental or other regulatory body to which the Escrow Issuer is subject, except for such consents and approvals as have been obtained and are in full force and effect. The Escrow Issuer is, with respect to the Collateral it is delivering pursuant to this Agreement, the beneficial owner of such Collateral, free and clear of any Lien or claims of any person (except for the security interest granted under this Agreement and the Indenture and the rights of the Escrow Agent to the Escrow Accounts and the Senior Secured Escrowed Property therein) and is the only owner of the Escrow Accounts and funds deposited therein. The person(s) executing this Agreement on behalf of the Escrow Issuer and certifying Authorized Representatives in Schedule I-A have been duly and properly authorized to do so, and each Authorized Representative of the Escrow Issuer has been duly and properly authorized to take the actions specified for such person in Schedule I-A.

(k)      Representations and Warranties of Escrow Agent and Trustee. The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable in accordance with its terms. The Trustee hereby represents and warrants that the person(s) executing this Agreement and certifying Authorized Representatives in Schedule I-B is duly authorized to do so, and that this Agreement has been duly executed and delivered on its behalf and each Authorized Representative of the Trustee has been duly and properly authorized to take the actions specified for such person in Schedule I-B.

(l)      Reserved.

(m)      Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the UCC or the PPSA, as applicable, except where the context otherwise requires. To the extent a term or provision of this Agreement relating to the Trustee or the Escrow Issuer conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

(n)      Compliance with Orders. Notwithstanding the security interest granted to the Trustee herein or any other terms set forth in this Agreement, in the event that a legal garnishment, attachment, levy restraining notice, court order or other governmental order is served with respect to any of the Senior Secured Escrowed Property, or the delivery thereof shall be stayed or enjoined by an order of a court, the Escrow Agent is hereby expressly authorized, in its sole discretion (with prompt notice to the Trustee and the Escrow Issuer to the extent permitted by applicable law; provided that the Escrow Agent shall endeavor to provide such notice prior to any such compliance), to obey and comply with all such orders so entered or issued, and in the event that the Escrow Agent obeys or complies with any such order, levy restraining notice, legal garnishment, attachment or other governmental order, it shall not be liable to any of the Parties hereto or to any other person by reason of such compliance notwithstanding such order, levy restraining notice, legal garnishment, attachment or other governmental order, be subsequently reversed, modified, annulled, set aside or vacated.

(o)      Information. The Parties authorize the Escrow Agent to disclose information with respect to this Agreement and the account(s) established hereunder, the Parties, or any transaction hereunder if such disclosure is: (i) necessary or desirable, in the Escrow Agent’s reasonable opinion, for the purpose of allowing the Escrow Agent to perform its duties and to exercise its powers and rights hereunder or for operational or risk management purposes or compliance with legal, tax and regulatory requirements, including, without limitation, FATCA; (ii) to a proposed assignee of the rights of the Escrow Agent; (iii) to a branch, affiliate, subsidiary, employee or agent of the Escrow Agent or to their auditors, regulators or legal advisers or to any competent court; (iv) to the auditors of any of the Parties; or (v) permitted or required by applicable law, regardless of whether the disclosure is made in the country in which each Party resides, in which the Escrow Accounts are maintained, or in which the transaction is conducted. The Parties agree that such disclosures by the Escrow Agent and its affiliates may be transmitted across national boundaries and through networks, including those owned by third parties.

(p)      Miscellaneous. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Party shall not claim, and hereby irrevocably waives, such immunity. The Escrow Agent and the Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure or other causes reasonably beyond its control. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties each represent, warrant and covenant that (i) each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations, (ii) such Party has full power and authority to enter into, execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder and (iii) the person(s) executing this Agreement on such Party’s behalf and certifying Authorized Representatives in Schedule I-A and Schedule I-B have been duly and properly authorized to do so, and each Authorized Representative of such Party has been duly and properly authorized to take the actions specified for such person in Schedule I-A and Schedule I-B.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

JPMORGAN CHASE BANK, N.A., as Escrow Agent

By:	/s/ Kristina Florina
Name: Kristina Florina
Title: Vice President

[Signature Page to Escrow Agreement]

UMB BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ David Massa
Name: David Massa
Title: Senior Vice President

[Signature Page to Escrow Agreement]

AKUMIN ESCROW INC., as Escrow Issuer

By:	/s/ Riadh Zine
Name: Riadh Zine
Title: President and Secretary

[Signature Page to Escrow Agreement]

ANNEX II

FORM OF SPECIAL MANDATORY REDEMPTION ESCROW NOTICE

This certificate is being delivered to the Escrow Agent and the Trustee by an Authorized Representative of the Escrow Issuer pursuant to Section 3(c) of the Escrow Agreement, dated as of August 9, 2021 (the “Escrow Agreement”), among Akumin Escrow Inc., an Ontario corporation (the “Escrow Issuer”), JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”) and UMB Bank, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement or in the Indenture (as defined in the Escrow Agreement). [                ] hereby certifies through the undersigned officer that:

1.          The Special Mandatory Redemption Date for the Notes is [    ], 2021.

2.          The Special Mandatory Redemption Price for the Notes is $[                ].

[3.         The Escrow Issuer has deemed the Escrow Release Conditions to be incapable of being satisfied on or prior to the Termination Date.]1

[4.         The Acquisition Agreement has been terminated.]2

[5.         The Acquisition has not been or will not be consummated on or prior to the Termination Date.]3

Please liquidate and release all Senior Secured Escrowed Property to the Trustee and the Escrow Issuer, as applicable, in accordance with the terms of Section 3(c) of the Escrow Agreement.

IN WITNESS WHEREOF, [                ], through the undersigned Authorized Representative of the Escrow Issuer, has signed this Notice this [        ] day of [                ], 2021.

[Akumin Escrow Inc., as the Escrow Issuer]

By:
Name:
Title:

[1]	To be included for a Mandatory Redemption Event pursuant to clause (ii) of the definition thereof.
[2]	To be included for a Mandatory Redemption Event pursuant to clause (iii) of the definition thereof.
[3]	To be included for a Mandatory Redemption Event pursuant to clause (i) of the definition thereof.

[Annex II]